Exhibit 77C



Shareholder Meeting. (unaudited). At the annual meeting (the "Meeting") of shareholders held on June 15, 2005, shareholders of the AEW Real Estate Income Fund voted for the following proposal:

1.       Election of Trustees

    ------------------------ ----------------- ------------------- -------------------- --------------------
                                   For              Against             Abstained           Total Votes
    ------------------------ ----------------- ------------------- -------------------- --------------------
    ------------------------ ----------------- ------------------- -------------------- --------------------
    Charles D. Baker             3,739,074.41              49,029                    0         3,788,103.41
    ------------------------ ----------------- ------------------- -------------------- --------------------
    ------------------------ ----------------- ------------------- -------------------- --------------------
    John A. Shane                3,737,204.41              50,899                    0         3,788,103.41
    ------------------------ ----------------- ------------------- -------------------- --------------------
    ------------------------ ----------------- ------------------- -------------------- --------------------
    Cynthia L. Walker            3,738,874.41              49,229                    0         3,788,103.41
    ------------------------ ----------------- ------------------- -------------------- --------------------
    ------------------------ ----------------- ------------------- -------------------- --------------------
    Sandra O. Moose*                      681                   1                    0                  682
    ------------------------ ----------------- ------------------- -------------------- --------------------

     * Preferred Shares Trustee

Messrs. Graham T. Allison, Edward A. Benjamin, Robert J. Blanding, Daniel M. Cain, Paul G. Chenault, Kenneth Cowan, Richard Darman and John T. Hailer, Trustees of the Fund, each have terms of office as Trustee that continued after the Meeting.